                                                               EXECUTION VERSION


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                       RECEIVABLES PURCHASE AND SALE AGREEMENT


                             Dated as of December 9, 1998


                                        Among


                     CALIFORNIA COMPENSATION INSURANCE COMPANY,
                     COMMERCIAL COMPENSATION INSURANCE COMPANY,
                        COMBINED BENEFITS INSURANCE COMPANY

                                        and

                            BUSINESS INSURANCE COMPANY,

                                EACH AS AN ORIGINATOR,


                                         and


                                INSURANCE FUNDING LLC,


                                    AS THE BUYER.


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

                                  TABLE OF CONTENTS

ARTICLE I  DEFINITIONS
     SECTION 1.01.  Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . 1
     SECTION 1.02.  Accounting and Certain Other Terms.. . . . . . . . . . . . . . . . . 8
     SECTION 1.03.  Other Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     SECTION 1.04.  Computation of Time Periods. . . . . . . . . . . . . . . . . . . . . 9

ARTICLE II  AMOUNTS AND TERMS OF THE PURCHASE.
     SECTION 2.01.  Agreement to Purchase. . . . . . . . . . . . . . . . . . . . . . . . 9
     SECTION 2.02.  Payment for the Purchase . . . . . . . . . . . . . . . . . . . . . . 9
     SECTION 2.03.  Payments and Computations, Etc . . . . . . . . . . . . . . . . . . . 9
     SECTION 2.04. Transfer of Records to the Buyer. . . . . . . . . . . . . . . . . . .10

ARTICLE III  CONDITIONS OF PURCHASE
     SECTION 3.01.  Conditions Precedent to the Purchase . . . . . . . . . . . . . . . .10
     SECTION 3.02.  Effect of Payment of Purchase Price. . . . . . . . . . . . . . . . .10

ARTICLE IV  REPRESENTATIONS AND WARRANTIES
     SECTION 4.01.  Representations and Warranties of the Originators. . . . . . . . . .11

ARTICLE V  GENERAL COVENANTS
     SECTION 5.01.  General Covenants. . . . . . . . . . . . . . . . . . . . . . . . . .14

ARTICLE VI  COLLECTION AND MONITORING OF ASSETS
     SECTION 6.01.  Collections and Lock-Boxes.. . . . . . . . . . . . . . . . . . . . .17
     SECTION 6.02.  UCC Matters; Protection and Perfection of Transferred Assets.. . . .18
     SECTION 6.03.  Obligations of the Originators With Respect to Receivables.. . . . .19
     SECTION 6.04.  Applications of Collections. . . . . . . . . . . . . . . . . . . . .19

ARTICLE VII  FURTHER ASSURANCES
     SECTION 7.01.  Further Assurances.. . . . . . . . . . . . . . . . . . . . . . . . .19

ARTICLE VIII  INDEMNIFICATION
     SECTION 8.01. Indemnities by the Originators. . . . . . . . . . . . . . . . . . . .19

ARTICLE IX  MISCELLANEOUS
     SECTION 9.01.  Amendments and Waivers.. . . . . . . . . . . . . . . . . . . . . . .21
     SECTION 9.02.  Notices, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     SECTION 9.03.  Setoff and Counterclaim. . . . . . . . . . . . . . . . . . . . . . .22
     SECTION 9.04.  No Waiver; Remedies. . . . . . . . . . . . . . . . . . . . . . . . .22
     SECTION 9.05.  Binding Effect; Assignability. . . . . . . . . . . . . . . . . . . .22
     SECTION 9.06.  Term of this Agreement.. . . . . . . . . . . . . . . . . . . . . . .22
     SECTION 9.07.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER
                    OF OBJECTION TO VENUE. . . . . . . . . . . . . . . . . . . . . . . .22

     SECTION 9.08.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . .23
     SECTION 9.09.  Costs, Expenses and Taxes. . . . . . . . . . . . . . . . . . . . . .23
     SECTION 9.10.  Execution in Counterparts; Severability; Integration . . . . . . . .23
     SECTION 9.11.  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . .24


SCHEDULES

Schedule I     --   Condition Precedent Documents
Schedule II    --   Description of Credit and Collection Policy
Schedule III   --   Lock-Box Banks and Lock-Box Accounts
Schedule IV    --   Tradenames, Fictitious Names and "Doing Business As" Names
Schedule V     --   List of Receivables Purchased on the Closing Date

EXHIBITS

Exhibit A      --   Form of Lock-Box Agreements
Exhibit B      --   Form of Opinion of Counsel for the Originators

               THIS RECEIVABLES PURCHASE AND SALE AGREEMENT (the "AGREEMENT") is made as of December 9, 1998, by and among CALIFORNIA COMPENSATION INSURANCE COMPANY, a California corporation, COMMERCIAL COMPENSATION INSURANCE COMPANY, a New York corporation, COMBINED BENEFITS INSURANCE COMPANY, a California corporation, and BUSINESS INSURANCE COMPANY, a Delaware corporation, as the originators (each an "ORIGINATOR" and, collectively, the "ORIGINATORS"), INSURANCE FUNDING LLC, a Delaware limited liability company (the "BUYER").

                                     WITNESSETH:

               WHEREAS, the Originators desire to sell, and the Buyer desires to purchase, all of the Originators' right, title and interest in certain receivables on the terms and conditions provided herein;

               NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:


                                     ARTICLE I
                                    DEFINITIONS

               SECTION 1.01. CERTAIN DEFINED TERMS. (a) Certain capitalized terms used throughout this Agreement are defined above or in this SECTION 1.01.

               (b) As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "ADVERSE CLAIM" means a lien, security interest, charge, encumbrance or other right or claim of any Person having the practical effect of a lien, security interest, charge or encumbrance.

               "AFFILIATE" when used with respect to a Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

               "AGENT'S BALANCE" means, in respect of an Insurance Premium, the amount of such Insurance Premium due and payable to an Originator by (a) an Insurance Agent, on behalf of the related Policyholder, in which case the Insurance Agent has deducted any commissions due such Insurance Agent from the Outstanding Balance thereof or (b) a Policyholder, in which case the

Originator shall have deducted any commissions due such Insurance Agent from the Outstanding Balance thereof.

               "BANKRUPTCY CODE" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 ET SEQ.), as amended from time to time, or any successor statute.

               "BASE RATE" means, on any day, a fluctuating rate of interest per annum equal to the higher of (a) the per annum rate of interest announced from time to time by BankBoston, N.A. at its head office in Boston, Massachusetts as its "base rate", and (b) 1/2 of one percent per annum above the Federal Funds Rate.

               "BENEFIT PLAN" means any employee benefit plan as defined in
Section 3(3) of ERISA in respect of which any Originator or any ERISA Affiliate of any Originator is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

               "BUSINESS DAY" means a day of the year other than a Saturday or a Sunday on which banks are required to be open in New York City and Boston, Massachusetts.

               "CLOSING DATE" means the date on which the Buyer makes the Purchase of Receivables under this Agreement.

               "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute.

               "COLLECTION ACCOUNT" has the meaning set forth in the Receivables Purchase Agreement.

               "COLLECTION ACCOUNT AGREEMENT" means that certain Collection Account Agreement dated as of even date herewith among the Collection Account Bank, the Servicer, the Buyer and the Deal Agent.

               "COLLECTION ACCOUNT BANK" means the financial institution maintaining the Collection Account, which initially shall be BankBoston, N.A.

               "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of the Related Security with respect thereto.

               "CONFIDENTIAL INFORMATION" has the meaning assigned to such term in SECTION 9.11.

               "CONTRACT" means an agreement between an Originator and a Person pursuant to or under which such Obligor shall be obligated to make one or more payments to an Originator including, without limitation, (i) Insurance Policies and (ii) Reinsurance Treaties.

               "CREDIT AND COLLECTION POLICY" means those credit and collection policies and practices relating to Contracts and Receivables described in
SCHEDULE II.

               "DEAL AGENT" means the "Deal Agent" under the Receivables Purchase Agreement.

               "DEFAULTED RECEIVABLE" means a Receivable (a) (ii) in the case of an Agent's Balance, as to which any payment, or part thereof, remains unpaid for more than 270 days from the original invoice date for such payment and (ii) in the case of a Reinsurance Recoverable, as to which any payment, or party thereof, remains unpaid for more than 270 days from the date of this Agreement,
(b) as to which the Obligor thereof has taken any action constituting an Insolvency Event or suffered any Insolvency Event or (c) which, consistent with the Credit and Collection Policy, has been or should be written off the applicable Originator's books as uncollectible.

               "DILUTION FACTORS" means, with respect to the Receivables, any credits, rebates, freight charges, discounts, allowances, disputes, chargebacks, allowances for early payments and other allowances or adjustments granted in accordance with the Buyer's or the Originators' usual practices.

               "DISCOUNT FACTOR" means a percentage calculated to provide the Buyer with a reasonable return on its investment in the Transferred Assets after taking account of the time value of money based upon the anticipated dates of collection of the Transferred Assets. The Discount Factor shall be 5.5%.

               "EAGLEFUNDING" means EagleFunding Capital Corporation, a Delaware corporation.

               "ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

               (a) the Obligor of which is a United States resident, is not an Affiliate of the Buyer or any Originator, and is not a government or a governmental subdivision or agency;

               (b)  which is not a Defaulted Receivable;

               (c) which arises under a Contract (i) the performance of which has been completed by the applicable Originator and by all other parties other than the Obligor and (ii) that has been duly authorized and, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable, enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever;

               (d) (i) which is an "account" or a "general intangible" within the meaning of Section 9-106 of the UCC of all applicable jurisdictions,
       (ii) as to which all performance and other action required to be taken in connection therewith by such Originator for the

       Obligor has been so performed or taken, (iii) is denominated and payable only in United States dollars in the United States, (iv) no portion of which is payable on account of sales taxes, and (v) in which the applicable Originator can grant a perfected security interest;

               (e) which arises in the ordinary course of the Originators' business in connection with providing services or the sale of goods within the United States;

               (f) the assignment of which (including, without limitation, the sale of an undivided percentage interest therein and the assignment of any Related Security) does not contravene or conflict with any applicable laws, rules or regulations or any contractual or other restriction, limitation or encumbrance;

               (g) which does not have an Adverse Claim filed against it (other than pursuant to the Receivables Purchase Agreement) and is not otherwise subject to an Adverse Claim and has not been compromised, adjusted or modified (including by extension of time of payment or the granting of any discounts, allowances or credits) except for discounts, allowances or credits made in accordance with the Credit and Collection Policy and in the ordinary course of the Originators' business;

               (h) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

               (i) which satisfies, and has been originated in accordance with, all applicable requirements of the Credit and Collection Policy;

               (j) as to which the Buyer has not notified the applicable Originator in writing that the Buyer or Deal Agent (as Buyer's assignee) has determined, in its reasonable business judgment, that such Receivable (or class of Receivables) is not acceptable for purchase hereunder;

               (k) with respect to which, (i) prior to the Purchase hereunder by Buyer, the applicable Originator has a first priority ownership interest therein, free and clear of any Adverse Claim, and (ii) from and after the Purchase hereunder, Buyer has a properly perfected first priority ownership interest therein, free and clear of any Adverse Claim; and

               (l) with respect to which no Person other than the applicable Originator or an Affiliate thereof is attempting to collect the proceeds of such Receivable.

               "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "ERISA AFFILIATE" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Originators; (b) a partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Originators or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Originators, any corporation described in CLAUSE (a) above or any partnership, trade or business described in CLAUSE (b) above.

               "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, in each case consistently applied.

               "NDEMNIFIED AMOUNTS" has the meaning assigned to that term in
SECTION 8.01.

               "INDEMNIFIED PARTIES" has the meaning assigned to that term in
SECTION 8.01.

               "INSOLVENCY EVENT" means, with respect to any Person, any of the following events:
such Person shall make a general assignment for the benefit of creditors; or any case or proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property.

               "INSURANCE AGENT" means a Person authorized to sell an Insurance Policy.

               "INSURANCE POLICY" means a duly filed and approved contract of insurance in force and effective on the date hereof.

               "INSURANCE PREMIUM" means an amount due from a Policyholder in order to receive the benefits of an Insurance Policy.

               "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended and any successor.

               "LOCK-BOX" means a post office box to which Collections are remitted for retrieval by a Lock-Box Bank and deposited by such Lock-Box Bank into a Lock-Box Account.

               "LOCK-BOX ACCOUNT" means an account maintained for the purpose of receiving Collections at a bank or other financial institution which has executed a Lock-Box Agreement.

               "LOCK-BOX AGREEMENT" means an agreement, in substantially the form of EXHIBIT A, among the applicable Originator and a Lock-Box Bank.

               "LOCK-BOX BANK" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

               "MATERIAL ADVERSE EFFECT" means any act, omission, situation, circumstance, event or undertaking which could, singly or in any combination with one or more other acts, omissions, situations, circumstances, events or undertakings, have, or are reasonably likely to have, a material adverse effect upon (a) the business, assets, properties, liabilities, financial condition, or results of operations of any Originator and its subsidiaries taken as a whole, (b) the value of the whole or any material part of the Transferred Assets, the interests therein transferred or purported to be transferred pursuant to the terms hereof or the priority of such interests,
(c) the respective ability of the Originators or any of their subsidiaries to perform any obligations under this Agreement or any other Originator Document to which it is a party, or (d) the legality, validity, binding effect or enforceability of any Originator Document or the ability of the Buyer or the Deal Agent to enforce any rights or remedies under or in connection with any Originator Document.

               "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by an Originator or any ERISA Affiliate on behalf of its employees.

               "OBLIGOR" means a Person obligated to make payments pursuant to a Contract, and includes, without limitation, (i) in the case of a Reinsurance Recoverable, the applicable Reinsurance Company and (ii) in the case of an Agent's Balance, either the Insurance Agent or the Policyholder, as the case may be.

               "ORIGINATOR DOCUMENTS" means this Agreement, the Lock-Box Agreements, and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

               "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

               "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

               "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, government (or any agency or political subdivision thereof) or other entity.

               "POLICYHOLDER" means the Person who is the named insured under an Insurance Policy.

               "PURCHASE" means a purchase of Transferred Assets by the Buyer from the Originators pursuant to SECTION 2.01.

               "PURCHASE PRICE" means, with respect to the Purchase hereunder, the aggregate price to be paid to the applicable Originator for the Purchase in accordance with SECTION 2.02 for the Receivables, Related Security and Collections being sold to the Buyer, which price shall equal the product of (x) the aggregate Outstanding Balance of such Receivables and (y) one minus the Discount Factor.

               "RECEIVABLE" means an Agent's Balance or a Reinsurance
Recoverable.

               "RECEIVABLES PURCHASE AGREEMENT" means that certain Receivables Purchase Agreement dated as of even date herewith by and among the Buyer, as the seller thereunder, EagleFunding, as the purchaser, BancBoston Robertson Stephens Inc., as the "Deal Agent", and the Servicer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

               "RECORDS" means all Contracts and other documents, books, records and other information (including without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors which the applicable Originator has itself generated or in which such Originator has otherwise obtained an interest.

               "REINSURANCE COMPANY" means an insurance company listed on
Schedule V hereto which has entered into a Reinsurance Treaty with an Originator.

               "REINSURANCE RECOVERABLE" means an amount due an Originator from a Reinsurance Company in respect of a claim under a Reinsurance Treaty.

               "REINSURANCE TREATY" means a contract listed on Schedule V hereto pursuant to which an Originator reinsures or is otherwise indemnified against all or a portion of claims it must pay to a Policyholder under any Insurance Policy.

               "RELATED SECURITY" means with respect to any Receivable:

               (a) all Adverse Claims and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

               (b) the assignment to the Buyer of all UCC financing statements covering any collateral securing payment of such Receivable;

               (c) all guarantees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

               (d) all right, title and interest of the relevant Originator in to and under the related Contract (but only to the extent relating to such Receivable);

               (d)  all Records; and

               (e)  all proceeds of the foregoing.

               "SERVICER" means at any time the Person then authorized pursuant to the Receivables Purchase Agreement to service, administer and collect Receivables.

               "SUPERIOR" means Superior National Insurance Group, a Delaware corporation.

               "SUPPORT AGREEMENT" means the Support Agreement, dated as of December 9, 1998, executed by Superior in favor of the Buyer, EagleFunding and the Deal Agent.

               "TERMINATION DATE" means the date on which the aggregate Outstanding Balance of all Receivables sold hereunder has been reduced to zero (or such earlier date which is 365 days after all outstanding Receivables sold hereunder have become written-off in accordance with the Credit and Collection Policy), the Buyer has received all other amounts due to it in connection with this Agreement or any other agreement executed pursuant hereto or in connection herewith.

               "TRANSFERRED ASSETS" means, with respect to the Purchase, (a) the Receivables sold to the Buyer in connection with the Purchase, (b) all Related Security relating to such Receivables, and (c) all Collections with respect to, and other proceeds of, such Receivables.

               "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

               "UNITED STATES" means the United States of America.

               SECTION 1.02. ACCOUNTING AND CERTAIN OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all accounting determinations made and all financial statements prepared hereunder shall be made and prepared in accordance with GAAP. All undefined terms contained in this Agreement which are used in Article 9 of the UCC in the State of California shall have the meanings provided for by such Article 9.

               SECTION 1.03. OTHER TERMS. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits and Schedules attached hereto, the terms of which Exhibits and Schedules are hereby incorporated into this Agreement. Whenever appropriate, in the context, terms used herein in the singular also include the plural, and vice versa.

               SECTION 1.04. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."


                                     ARTICLE II
                         AMOUNTS AND TERMS OF THE PURCHASE.

               SECTION 2.01. AGREEMENT TO PURCHASE. (a) On the terms and conditions hereinafter set forth, the Buyer agrees to make the Purchase hereunder on the Closing Date by purchasing from each Originator, and each Originator agrees to sell to the Buyer, all Receivables of such Originator existing as of the close of business on the Business Day immediately prior to the Closing Date and identified on Schedule V hereto, together with all of the Related Security relating to such Receivables and all Collections with respect to, and other proceeds of, such Receivables. Prior to making the Purchase hereunder, the Buyer may request of any Originator, and the applicable Originator shall deliver, such approvals, opinions, information, reports or documents as the Buyer may reasonably request.

               (b) It is the intention of the parties hereto that the Purchase of Receivables to be made hereunder shall constitute an absolute sale which vests in the Buyer all right, title and interest of the Originators in and to such Receivables, and not a loan secured by such Receivables. If at any time a court characterizes the transactions hereunder as loans by the Buyer to the Originators, then each of the Originators hereby pledges, grants a security interest in and assigns to the Deal Agent, for the benefit of the Buyer, all of its right and title to and interest in the Purchased Property, including the Purchased Receivables, Related Security and Collections related thereto, as security for such loans and for the payment and performance of all obligations of the Originators hereunder (including, without limitation, their indemnification obligations under ARTICLE VIII). The security interest granted pursuant to the foregoing sentence shall be released and terminated upon the occurrence of the Collection Date. Each sale of Receivables by any Originator to the Buyer is made without recourse; PROVIDED, HOWEVER, that (i) the Originators shall be liable to the Buyer for all representations, warranties and covenants made by the Originators pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of the Originators or any other person arising in connection with the Transferred Assets, or any other obligations of the Originators. In view of the intention of the parties hereto that the Purchase of Receivables to be made hereunder shall constitute a sale of such Receivables rather than a loan secured by such Receivables, each Originator agrees to clearly, expressly and accurately state on its respective financial statements that the Receivables have been sold to the Buyer.

               SECTION 2.02. PAYMENT FOR THE PURCHASE. (a) The Purchase Price for the Purchase shall be payable in full in cash by the Buyer to the applicable Originator or its designee on the date of the Purchase.

               SECTION 2.03. PAYMENTS AND COMPUTATIONS, ETC. All amounts to be paid by any Originator to the Buyer hereunder shall be paid in accordance with the terms hereof no later than 11:00 A.M. (Boston, Massachusetts time) on the day when due in immediately available funds to such account as the Buyer may from time to time specify in writing. Payments received by the Buyer after such time shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. Each of the Originators shall, to the extent permitted by law, pay to the Buyer, on demand, interest on all amounts not paid when due hereunder at 2.0% per annum above the Base Rate, payable on demand; PROVIDED, HOWEVER, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

               SECTION 2.04. TRANSFER OF RECORDS TO THE BUYER. (a) The Purchase of Receivables hereunder shall include the transfer to the Buyer of all of the applicable Originator's right and title to and interest in the Records relating to such Receivables and rights to the use of such Originator's computer software to access and create the Records, and each Originator hereby agrees that such transfer shall be effected automatically with the Purchase, without any action on the part of the parties hereto or any further documentation.

               (b) Each Originator shall take such action requested by the Buyer, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer and its assignees have (i) an enforceable ownership interest in the Records relating to the Receivables purchased hereunder and
(ii) an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

                                   ARTICLE III
                               CONDITIONS OF PURCHASE

               SECTION 3.01. CONDITIONS PRECEDENT TO THE PURCHASE. (a) The Purchase hereunder is subject to the conditions precedent that the Buyer shall have received on or before the date of such purchase the items listed in
SCHEDULE I, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Buyer.

               (b) The Purchase from the Originators by the Buyer shall be subject to the further conditions precedent that (i) on the Closing Date, (A) the representations and warranties contained in SECTION 4.01 are correct on and as of such day as though made on and as of such date, and (B) no law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of the Purchase by the Buyer in accordance with the provisions hereof and (ii) the Buyer shall have received such other approvals, opinions or documents as the Buyer may reasonably request.

               SECTION 3.02. EFFECT OF PAYMENT OF PURCHASE PRICE. Each Originator, by accepting the proceeds of the Purchase Price, shall be deemed to have certified to the Buyer the satisfaction of the conditions precedent described in the immediately preceding SECTION 3.01. Upon the payment of the Purchase Price, title to the Transferred Assets included in the Purchase shall vest irrevocably in the Buyer, whether or not the conditions precedent to the Purchase were in fact satisfied; PROVIDED, HOWEVER, that the Buyer shall not be deemed to have waived thereby any claim for indemnification it may have under this Agreement for the failure by any Originator in fact to have satisfied any such condition precedent.


                                     ARTICLE IV
                           REPRESENTATIONS AND WARRANTIES


               SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS. The Originators represent and warrant that as of the date hereof and as of the date of the Purchase:

               (a) Each of the Originators is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified and the failure to do so could reasonably be expected to have a Material Adverse Effect.

               (b) The execution, delivery and performance by the Originators of this Agreement and all other Originator Documents to be entered into by them, including the Originators' use of the proceeds of the Purchase, are within each Originator's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) each

Originator's charter or by-laws, (ii) any law, rule or regulation applicable to the Originators, (iii) any contractual restriction binding on or affecting each Originator or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting each Originator or its property, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (other than in favor of the Buyer with respect to the Transferred Assets); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and each other Originator Document to be entered into by the Originators have each been duly executed and delivered by the Originators.

               (c) This Agreement and each other Originator Document to be entered into by the Originators constitute the legal, valid and binding obligation of the Originators enforceable against each Originator in accordance with their respective terms subject to bankruptcy and similar laws affecting creditors generally and principles of equity.

               (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originators of this Agreement or any other Originator Document to be entered into by them, except for the filing of the UCC financing statements referred to in
ARTICLE III, all of which financing statements have been duly executed and are in proper form for filing in the relevant jurisdictions.

               (e) No filing, recording, notice or acknowledgment is necessary in any jurisdiction to provide third parties with notice of the sale of the Receivables herein contemplated, and to give to the Buyer a first priority perfected security interest in such Receivables, except for (i) the filing of the UCC financing statements referred to in ARTICLE III, all of which financing statements have been duly executed and are in proper form for filing in the relevant jurisdictions and (ii) the delivery of the notices of change of ownership referred to in ARTICLE III, all of which notices of change of ownership have been duly executed and are in proper form for delivery to the relevant Reinsurance Companies.

               (f) (i) Each Originator has furnished to the Buyer and the Deal Agent (A) copies of the audited consolidated balance sheets of each Originator and its consolidated subsidiaries as at June 30, 1998, and the related audited consolidated statements of income, shareholders' equity and cash flows for the fiscal year of each Originator and its consolidated subsidiaries then ended reported on by June 30, 1998, which financial statements present fairly in all material respects in accordance with GAAP the financial position of each Originator and its consolidated subsidiaries as at June 30, 1998, and the results of operations of each Originator and its consolidated subsidiaries for the fiscal year of each Originator then ended, and (B) copies of the unaudited consolidated balance sheets of each Originator and its consolidated subsidiaries as at September 30, 1998, and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the three-month period then ended, which financial statements present fairly in all material respects in accordance with GAAP the financial position of each Originator and its consolidated subsidiaries as at September 30, 1998, and the results of operations of each Originator and its consolidated subsidiaries for the three-month period then ended; and
(ii) since

September 30, 1998, (A) no material adverse change has occurred in the business, assets, liabilities, financial condition, or results of operations or business prospects of each Originator and its subsidiaries taken as a whole, and (B) no event has occurred or failed to occur which has had, or may have, singly or in the aggregate, a Material Adverse Effect.

               (g) There is no pending or threatened action or proceeding affecting any Originator or any subsidiaries of any Originator before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect. None of the Originators, or any subsidiary of any Originator is in default with respect to any order of any court, arbitrator or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Originators or any subsidiary of any of the Originators.

               (h) No proceeds of the Purchase will be used by the Originators to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

               (i) Immediately prior to the Purchase hereunder, each Receivable to be sold hereunder, together with the Contract related thereto and the other Transferred Assets relating thereto, is owned by the applicable Originator free and clear of any Adverse Claim except as provided herein or permitted hereby, and the Buyer shall acquire all of such Originator's right, title and interest in such Transferred Assets and a valid and perfected first priority ownership interest in each such Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim except as created hereby or by the Buyer in the Receivables Purchase Agreement or any related document. No effective financing statement or other instrument similar in effect covering any Transferred Assets shall at any time be on file in any recording office except such as may be filed in favor of the Buyer relating to this Agreement or in favor of assignees of the Buyer under the Receivables Purchase Agreement. No notice of the change of ownership of any Transferred Assets shall at any time have been or be delivered to any Obligor except such as may be delivered to give notice of the change in ownership of the Transferred Assets comprised of Reinsurance Recoverables to the Buyer pursuant to this Agreement or to the assignees of the Buyer pursuant to the Receivables Purchase Agreement. The Purchase of the Transferred Assets by the Buyer constitute true and valid sales and transfers for consideration (and not merely a pledge of such Transferred Assets for security purposes), enforceable against creditors of the Buyers and no Transferred Assets shall constitute property of any Originator.

               (j) No information, exhibit, financial statement, document, book, record or report furnished or to be furnished by any Originator to the Buyer in connection with this Agreement is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Buyer, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

               (k) The principal place of business and chief executive office of the Originators and the offices where the Originators keep all the Records are located at the addresses of the Originators referred to in
SECTION 9.02 hereof (or at such other locations as to which the notice and other requirements specified in SECTION 6.08 shall have been satisfied).

               (l) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks and the names, addresses and account numbers of all accounts to which Collections of the Receivables outstanding before the Purchase hereunder have been sent, are specified in SCHEDULE III (which shall be deemed to be amended in respect of terminating or adding any Lock-Box Account or Lock-Box Bank upon satisfaction of the notice and other requirements specified in respect thereof). The Originators have no other lock-box accounts or similar deposit accounts for the collection of the Transferred Assets except for the Lock-Box Accounts. No Adverse Claim exists upon or with respect to any of the Lock-Box Accounts.

               (m) Except as described in SCHEDULE IV, none of the Originators has any trade names, fictitious names, assumed names or "doing business as" names or other names under which it has done (at any time during the five year period preceding the date hereof) or is currently doing business.

               (n) The Purchase Price constitutes reasonably equivalent value in consideration for the transfer to the Buyer of the Transferred Assets from the Originators and no such transfer shall have been made for or on account of an antecedent debt owed by any Originator to the Buyer and no such transfer is or may be voidable under any Section of the Bankruptcy Code.

               (o) Each Originator has received advice from its counsel which is consistent with the conclusions set forth in the legal opinion(s) of Tobin & Tobin, relating to the issues of substantive consolidation and true sale of the Receivables and the related property.

               (p) Each Originator is solvent at the time of (and immediately after) each transfer of Transferred Assets to the Buyer hereunder.

               (q) Each Originator has accounted for and has otherwise treated the Purchase of Transferred Assets hereunder in its books, records and financial statements as a sale to the Buyer, in each case consistent with GAAP and with the requirements set forth herein.

               (r) None of the Originators is an "investment company" or a company controlled by an "investment company" registered or required to be registered under the Investment Company Act, or otherwise subject to any other federal or state statute or regulation limiting its ability to incur indebtedness.

               (s) None of the Originators is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation T, U or X). No part of the proceeds of any Transferred Asset has been used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X.

               (t) Each of the Originators has the right (whether by license, sublicense or assignment) to use all of the computer software used by the Originators to account for the Transferred Assets to the extent necessary to administer the Transferred Assets, and to assign (by way of sale) or sublicense such rights to use all of such software to the Buyer.

               (u) Each Originator has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the applicable Originator has set aside adequate reserves on its books in accordance with GAAP and which proceedings have not given rise to any Adverse Claim.

               (v)    Each Receivable sold hereunder is an Eligible Receivable.

               (w) The copy of the Credit and Collection Policy attached hereto as SCHEDULE II is a true and complete copy thereof.


                                     ARTICLE V
                                 GENERAL COVENANTS


               SECTION 5.01.  GENERAL COVENANTS.

               (a) COMPLIANCE WITH LAWS; PRESERVATION OF CORPORATE EXISTENCE. The Originators shall comply in all material respects with all applicable laws (including, without limitation, ERISA and the Code), rules, regulations, orders and Originator Documents and preserve and maintain their corporate existence, rights, franchises, qualifications and privileges where the failure to comply could reasonably be expected to have a Material Adverse Effect.

               (b) SALES, LIENS, ETC. Except as otherwise specifically provided herein, no Originator shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Transferred Asset, or upon or with respect to any Lock-Box Account, the Collection Account or any other account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof or (ii) create or suffer to exist any Adverse Claim upon or with respect to any of the Originators' inventory, the sale of which would give rise to a Receivable.

               (c) GENERAL REPORTING REQUIREMENTS. Each Originator will provide, or cause to be provided, to the Buyer the following:

               (i) as soon as available and in any event within 90 days after the end of each fiscal year of each Originator, consolidated balance sheets of each Originator and its consolidated subsidiaries and the related statement of income, shareholders' equity and cash flows for such year, each prepared in accordance with GAAP and reported on by nationally recognized independent public accountants acceptable to the Buyer;

               (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of each Originator, consolidated balance sheets of each Originator and its consolidated subsidiaries and the related statements of income, shareholders' equity and cash flows each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, prepared in accordance with GAAP and certified by a senior financial officer of each Originator;

               (iii) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in
       Article IV of ERISA which the applicable Originator or any ERISA Affiliate files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which the applicable Originator or any ERISA Affiliate receives from such entity; and

               (iv) promptly following the Buyer's request therefor, such other information respecting the Receivables or the conditions or operations, financial or otherwise, of the Originators or any of their Affiliates as the Buyer may from time to time reasonably request in order to protect the interests of the Buyer in connection with this Agreement.
               (d) ACCOUNTING OF THE PURCHASE. Each Originator will not prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than as the sale of the Transferred Assets to the Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Transferred Assets by the applicable Originator to the Buyer.

               (e) ERISA MATTERS. No Originator will (a) fail to comply in all material respects with ERISA and the provisions of the Code applicable to the Benefit Plans; (b) engage or permit any ERISA Affiliate to engage in any prohibited transaction which would subject any Originator to a material tax or penalty imposed on a prohibited transaction; (c) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (d) incur any liability to the PBGC over and above the premiums required by law; and (e) terminate any Benefit Plan in a manner which could result in the imposition of a lien on the property of any Originator or any such ERISA Affiliate.

               (f) CHANGE IN CORPORATE NAME. No Originator will make any change to its corporate name or use any trade names, fictitious names, assumed names or conduct business under any names other than those described in SCHEDULE IV.

               (g) AUDITS. At any time and from time to time upon prior written notice from the Buyer during regular business hours and on an annual (or more frequent) basis, if requested by the Buyer, the Originators will permit the Buyer, or their agents or representatives, (i) to examine and make copies of and abstracts from all Records, (ii) to visit the offices and properties of the Originators for the purpose of examining such Records, and to discuss matters relating to the Receivables or the Originators' performance hereunder with any of the officers or employees of the Originators having knowledge of such matters and (iii) to have access to its software for the purposes of examining such Records. Each such audit shall be at the sole expense of the Originators.

               (h) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Originators will maintain (or cause to be maintained) and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information which are reasonably necessary or advisable for the collection of the Transferred Assets (including all Receivables and Collections included therein). Such books and records shall be marked to indicate the sales of all Receivables and Related Security hereunder and shall include, without limitation, records adequate to permit the daily identification of each Receivable and all collections of and adjustments (including, without limitation, adjustments on account of Dilution Factors) to each Receivable.

               (i) LOCATION OF RECORDS. Each Originator will keep its chief place of business and chief executive office, and the offices where it keeps the Records, at the addresses referred to in SECTION 9.02, or, in any such case, upon 30 days' prior written notice to the Buyer, at such other locations within the United States where all action required by SECTION 6.02 shall have been taken and completed.

               (j) CREDIT AND COLLECTION POLICIES. Each Originator will comply in all material respects with the Credit and Collection Policy (as currently in effect) in regard to each Receivable and the related Contract. The Originators shall not, without the written consent of the Buyer and the Deal Agent (as Buyer's assignee), make any change in the Credit and Collection Policy.

               (k) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. The Originators will not add or terminate any bank as a Lock-Box Bank from those listed in SCHEDULE III or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Bank, unless the Buyer shall have given its prior written consent to such addition, termination or change (which consent shall not be unreasonably withheld) and the Buyer shall have received (i) ten Business Days' prior notice of such addition, termination or change, (ii) prior to the effective date of such addition, termination or change, (x) executed copies of Lock-Box Agreements executed by each new Lock-Box Bank and the applicable Originator and (y) copies of all agreements and documents signed by either the applicable Originator or the respective Lock-Box Bank with respect to any new Lock-Box Account, and (iii) the prior written consent of the Buyer to such addition, termination or change (which consent shall not be unreasonably withheld).

               (l) SEGREGATION OF COLLECTIONS. To the extent that any such funds other than Collections are deposited into any of the Collection Accounts, the applicable Originator will promptly identify any such funds to the Servicer for segregation and remittance to the owner thereof.

               (m) RECEIVABLES. No Originator will, without the written consent of the Buyer and the Deal Agent (as Buyer's assignee), amend, modify, waive or cancel the terms of any Receivable unless such amendment, modification, waiver or cancellation is in the ordinary course of business of such Originator and, with respect to the cancellation of any Receivable, for which cash consideration is paid with respect to any such Receivable.




                                     ARTICLE VI
                        COLLECTION AND MONITORING OF ASSETS


               SECTION 6.01.  COLLECTIONS AND LOCK-BOXES.  The Originators will

               (i) instruct all Obligors to cause all Collections to be either
(A) remitted to a Lock-Box and will cause each Lock-Box Bank to retrieve such Collections promptly and deposit the same to the respective Lock-Box Accounts or
(B) deposited directly with the Lock-Box Bank, and

               (ii) pursuant to the Receivables Purchase Agreement, instruct all Lock-Box Banks to transfer such Collections in same day funds to the Collection Account (listed in SCHEDULE III attached hereto) maintained with a Collection Account Bank. If the Originators receive any Collections, the applicable Originator will remit such Collections to the Collection Account within one Business Day following such Originator's receipt thereof. The Originators will not add or terminate any bank as Lock-Box Bank from those listed in SCHEDULE III or make any change in their instructions to Obligors regarding payments to be made to any Lock Box or any Lock-Box Bank, unless the Buyer shall have received at least ten Business Days' prior written notice of such addition, termination or change and all actions reasonably requested by the Buyer to protect and perfect the interest of the Buyer in the Collections of Transferred Assets have been taken and completed.

               SECTION 6.02. UCC MATTERS; PROTECTION AND PERFECTION OF TRANSFERRED ASSETS. Each Originator will keep its principal place of business and chief executive office, and the office where it keeps the Records, at the address of such Originator referred to in SECTION 9.02 or, upon 30 days' prior written notice to the Buyer, at such other locations within the United States where all actions reasonably requested by the Buyer to protect and perfect the interest of the Buyer in the Transferred Assets have been taken and completed. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer may reasonably request in order to perfect, protect or more fully evidence the Transferred Assets acquired by the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its respective rights hereunder. Without limiting the generality of the foregoing, the Originators will: (a) upon the request of the Buyer, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Buyer may request, and (b) on or prior to the date hereof, mark their master data processing records evidencing such Transferred Assets and related Contracts with a legend, acceptable to the Buyer, evidencing that the Buyer or its assigns have purchased all right and title thereto. Each Originator hereby authorizes the Buyer to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Transferred Assets now existing or hereafter arising without the signature of the applicable Originator where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Transferred Assets or any part thereof shall be sufficient as a financing statement. On or before the Closing Date, the Originators (at the Originators' expense) shall (i) deliver, return receipt requested, to the Reinsurance Companies in respect of the Reinsurance Recoverables, notice of the change in ownership of the Transferred Assets comprised of Reinsurance Recoverables from the applicable Originators to the Buyer. Notwithstanding the foregoing, the Originators shall, upon the request of the Buyer at any time and at the Originators' expense, notify (to the extent not otherwise notified in accordance with the immediately preceding sentence) the Obligors of Transferred Assets, or any of them, of the ownership of Transferred Assets by the Buyer. If the Originators fail to perform any of their agreements or obligations under this SECTION 6.02, the Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Buyer incurred in connection therewith shall be payable by the Originators upon the Buyer's demand therefor. For purposes of enabling the Buyer to exercise its rights described in the preceding sentence and elsewhere in this ARTICLE VI, the Originators hereby authorize the Buyer to take any and all steps in the Originators' names and on behalf of the Originators necessary or desirable, in the determination of the Buyer, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Originators' names on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

               SECTION 6.03. OBLIGATIONS OF THE ORIGINATORS WITH RESPECT TO RECEIVABLES. Each Originator will (a) at its expense, regardless of any exercise by the Buyer of its rights hereunder, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Transferred Assets to the same extent as if Transferred Assets therein had not been sold hereunder and (b) pay when due any taxes, including without limitation, sales and excise taxes, payable in connection with the Transferred Assets. In no event shall the Buyer have any obligation or liability with respect to any Transferred Assets or related Contracts, nor shall it be obligated to perform any of the obligations of the Originators or any of their Affiliates thereunder. The Originators will timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. The Originators will not make any change in the character of their businesses or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Transferred Asset.

               SECTION 6.04. APPLICATIONS OF COLLECTIONS. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Buyer, be applied as a Collection of any Receivables constituting Transferred Assets of such Obligor, in the order of the age of such Receivables, starting with the oldest such Receivable, to the extent of any amounts then due and payable thereunder, before being applied to any Receivable that is not a Transferred Asset or other indebtedness of such Obligor.


                                    ARTICLE VII
                                 FURTHER ASSURANCES


               SECTION 7.01. FURTHER ASSURANCES. The Originators agree to do and perform from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Buyer or the Deal Agent (as the Buyer's assignee) more fully to effect the purposes of this Agreement in a manner consistent with this Agreement including, without limitation, the execution of any financing statements or continuation statements or other documents or instruments relating to the Transferred Assets for filing under the provisions of the UCC or other relevant laws of any applicable jurisdiction.


                                    ARTICLE VIII
                                  INDEMNIFICATION


               SECTION 8.01. INDEMNITIES BY THE ORIGINATORS. Without limiting any other rights which the Buyer may have hereunder or under applicable law, each of the Originators, on a joint and several basis, hereby agrees to indemnify the Buyer and its assigns, and each of their respective directors, officers, employees, agents and attorneys (all of the foregoing being collectively referred to as "INDEMNIFIED PARTIES") from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or resulting from:

               (i) the sale of any Receivable under this Agreement which is not at the date of Purchase an Eligible Receivable;

               (ii) reliance on any representation or warranty made or deemed made by any Originator or any of their respective officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

               (iii) the failure by any Originator to comply with any term, provision or covenant contained in this Agreement or the Receivables Purchase Agreement or any of the other Originator Documents, or with any applicable law, rule or regulation with respect to any Receivable, the related Contract or the Related Security, or the nonconformity of any Receivable, the related Contract or the Related Security with any such applicable law, rule or regulation;

               (iv) (A) the failure to vest and maintain vested in the Buyer or to transfer to the Buyer, legal and equitable title to and ownership of, the Receivables and the other Transferred Assets which are, or are purported to be, sold by the Originators hereunder; or (B) the failure to grant to the Buyer a valid and perfected ownership interest under Article 9 of the UCC in and to the Receivables which are, or are purported to be, Transferred Assets, together with all Collections and Related Security; in each case free and clear of any Adverse Claim whether existing at the time of the Purchase of any such Receivable or at any time thereafter (other than Adverse Claims created in favor of the Buyer hereunder or by the Buyer under the Receivables Purchase Agreement);

               (v) the failure by any Originator to make any payment required on its part to be made hereunder;

               (vi) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables and other Transferred Assets which are, or are purported to be, sold by the Originators hereunder, whether at the time of the Purchase or at any subsequent time;

               (vii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable which is, or is purported to be sold by an Originator hereunder (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the Originator's performance of services related to such Receivable or the failure to perform such services;

               (viii) any failure of any Originator to perform its duties or obligations in accordance with the provisions of this Agreement or any failure by any Originator or any Affiliate thereof to perform its respective duties under the Contracts;

               (ix) the failure to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with the Transferred Assets;

               (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of the Purchase or the ownership by the Buyer of Transferred Assets except any such investigation, litigation or proceeding arising from the gross negligence or willful misconduct of the Buyer;

               (xi) any attempt by any Person to void or otherwise avoid any transfer of a Transferred Asset from the Originators to the Buyer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

               (xii) the failure of any Originator or any of their respective agents or representatives (including, without limitation, agents, representatives and employees of the Originators acting pursuant to authority granted under SECTION 6.01) to remit to the Servicer, Collections of Transferred Assets remitted to such Originator or any such agent or representative.

               Any amounts subject to the indemnification provisions of this
SECTION 8.01 shall be paid by the applicable Originator to the Buyer within two (2) Business Days following the Buyer's written demand therefor. Notwithstanding any other provision of this Agreement to the contrary, the Originators shall not indemnify the Indemnified Parties for or with respect to any Indemnified Amounts that would constitute recourse for uncollectible Transferred Assets due to credit reasons.


                                      ARTICLE IX
                                    MISCELLANEOUS

               SECTION 9.01. AMENDMENTS AND WAIVERS. No amendment to or modification of any provision of this Agreement shall be effective without the written agreement of the parties hereto and, to the extent then required in the Receivables Purchase Agreement, the written consent of the Deal Agent.
 Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               SECTION 9.02. NOTICES, ETC. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mails, first class postage prepaid, (b) notice by telex, when telexed against receipt of answerback, or
(c) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to ARTICLE II shall not be effective until received.

               SECTION 9.03. SETOFF AND COUNTERCLAIM. All payments to be made by the Originators under this Agreement shall be made free and clear of any counterclaim, set-off, deduction or other defense, which the Originators may have against the Buyer, or against each other.

               SECTION 9.04. NO WAIVER; REMEDIES. No failure on the part of the Buyer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               SECTION 9.05. BINDING EFFECT; ASSIGNABILITY. (a) This Agreement shall be binding upon and inure to the benefit of the Originators, the Buyer and their respective successors and permitted assigns. None of the Originators may assign its rights and obligations or any interest herein without the prior written consent of the Buyer. The Buyer may, subject to any restrictions in the Receivables Purchase Agreement, assign at any time all of its rights and obligations hereunder and interests herein without the consent of the Originators. Without limiting the foregoing, the Originators acknowledge the assignment of Buyer's rights and interests hereunder pursuant to the Receivables Purchase Agreement and agrees that, subject to the terms set forth in the Receivables Purchase Agreement, any such assignee of the Buyer (and any further assignee of such assignee) shall have the right, as the assignee of the Buyer (or the assignee of such assignee), to enforce the Buyer's rights and remedies under this Agreement directly against such party (including, without limitation, the right to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement or the obligations in respect of any Originator hereunder to the same extent as the Buyer may do), but without any obligation on the part of any such assignee to perform any of the obligations of the Buyer hereunder. Each of the Originators also agrees that it shall send to the Deal Agent a copy of all notices required or desired to be given by the Originators to the Buyer hereunder.

               SECTION 9.06. TERM OF THIS AGREEMENT. This Agreement, including, without limitation, the Originators' obligations to observe its covenants set forth in ARTICLES V and VI, shall remain in full force and effect until the Termination Date; PROVIDED, HOWEVER, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Originators pursuant to ARTICLES III and IV, and the indemnification and payment provisions of ARTICLE VIII shall be continuing and shall survive any termination of this Agreement.

               SECTION 9.07. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE. THIS AGREEMENT, OTHER THAN THE PROVISIONS RELATING TO THE CREATION, PERFECTION AND PRIORITY OF THE SECURITY INTEREST IN THE RECEIVABLES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; THE PROVISIONS OF THIS AGREEMENT RELATING TO THE GRANT,

PERFECTION AND PRIORITY OF THE SECURITY INTEREST IN THE RECEIVABLES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF CALIFORNIA. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

               SECTION 9.08. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BUYER AND THE ORIGINATORS EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

               SECTION 9.09.  COSTS, EXPENSES AND TAXES.   In addition to the
rights of indemnification granted to the Buyer and the Indemnified Parties under ARTICLE VIII hereof, the Originators agree to pay on demand, on a joint and several basis, all reasonable costs and expenses of the Buyer and its assignee incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Buyer and its assignee with respect thereto, and with respect to advising the Buyer and its assignee as to its respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Buyer and its assignee in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

               SECTION 9.10. EXECUTION IN COUNTERPARTS; SEVERABILITY; INTEGRATION. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

               SECTION 9.11. CONFIDENTIALITY. Except to the extent otherwise required by applicable laws, rules or regulation, unless the provider thereof shall otherwise consent in writing, each Originator agrees that it shall (i) maintain the confidentiality of information obtained as a result of being a party hereto, to any related documents or to any of the transactions contemplated hereby or thereby (including, without limitation, the contents of any summary of indicative terms and conditions with respect to such transactions, and the provisions of this Agreement and any of the other Originator Documents) ("CONFIDENTIAL INFORMATION") and (ii) not disclose, deliver or otherwise make available to any third party any part of any such Confidential Information; PROVIDED, HOWEVER, that the Originators may disclose any Confidential Information (w) to its legal counsel, auditors and accountants, (x) as may be required or requested by any governmental authority, regulatory body or rating agency, (y) subject to a written confidentiality agreement having terms substantially similar to this SECTION 9.11, to any financial institution or other party that extends or is considering the extension of material debt or equity financing to the applicable Originator or (z) as may be required or appropriate in response to a court order or in connection with any litigation; PROVIDED FURTHER, HOWEVER, that the Originators shall have no obligation of confidentiality whatsoever in respect of any information which may be generally available to the public or becomes available to the public through no fault of the Buyer.

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



THE ORIGINATORS:                   CALIFORNIA COMPENSATION INSURANCE COMPANY


                                   By: /s/ J. CHRIS SEAMAN
                                      ---------------------------------------
                                       Name:  J. Chris Seaman
                                       Title: Vice President

                                   c/o Superior National Insurance Group, Inc.
                                   26601 Agoura Road
                                   Calabasas, CA  91302
                                   Attention:  J. Chris Seaman,
                                        Executive Vice President and CFO
                                   Phone:  818-880-1600
                                   Facsimile:  818-880-8615



                                   COMMERCIAL COMPENSATION
                              INSURANCE COMPANY


                                   By: /s/ J. CHRIS SEAMAN
                                      ---------------------------------------
                                       Name:  J. Chris Seaman
                                       Title: Vice President

                                   c/o Superior National Insurance Group, Inc.
                                   26601 Agoura Road
                                   Calabasas, CA  91302
                                   Attention:  J. Chris Seaman,
                                        Executive Vice President and CFO
                                   Phone:  818-880-1600
                                   Facsimile:  818-880-8615

                                   COMBINED BENEFITS INSURANCE
                                   COMPANY


                                   By: /s/ J. CHRIS SEAMAN
                                      ---------------------------------------
                                       Name:
                                       Title:

                                   c/o Superior National Insurance Group, Inc.
                                   26601 Agoura Road
                                   Calabasas, CA  91302
                                   Attention:  J. Chris Seaman,
                                        Executive Vice President and CFO
                                   Phone:  818-880-1600
                                   Facsimile:  818-880-8615


                                   BUSINESS INSURANCE COMPANY


                                   By:  /s/ J. CHRIS SEAMAN
                                      ---------------------------------------
                                       Name:
                                       Title:

                                   c/o Superior National Insurance Group, Inc.
                                   26601 Agoura Road
                                   Calabasas, CA  91302
                                   Attention:  J. Chris Seaman,
                                        Executive Vice President and CFO
                                   Phone:  818-880-1600
                                   Facsimile:  818-880-8615

THE BUYER:                         INSURANCE FUNDING LLC



                                   By: /s/ ANDREW L. STIDD
                                      ---------------------------------------
                                       Name:  Andrew L. Stidd
                                       Title: Manager

                                   c/o GSS Holdings II, Inc.
                                   25 West 43rd Street
                                   Suite 704
                                   New York, New York 10036
                                   Attention: Andy Stidd
                                   Facsimile No: (212)302-8767
                                   Telephone No: (212)302-8330